Exhibit 10.5

IN ACCORDANCE WITH ITEM 601(A)(5) OF REGULATION S-K, KEMPHARM, INC. HAS OMITTED CERTAIN SCHEDULES TO THIS AGREEMENT, MARKED BY [*****], BECAUSE KEMPHARM, INC. HAS DETERMINED THAT SUCH INFORMATION (I) DOES NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND (II) IS NOT OTHERWISE DISCLOSED IN THIS AGREEMENT OR KEMPHARM, INC.’S OTHER SEC FILINGS.

AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

among

KEMPHARM, INC.

and

THE OTHER PARTIES HERETO,

as Grantors and Guarantors,

and

DEERFIELD PRIVATE DESIGN FUND III, L.P.,

as Collateral Agent

December 18, 2019

AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT dated as of December 18, 2019 (this “Agreement”) is entered into among KEMPHARM, INC., a Delaware corporation (“KP”), and each other Person signatory hereto as a Grantor (together with KP, and any other Person that becomes a party hereto as provided herein, the “Grantors” and each, a “Grantor”), each other Person signatory hereto as a Guarantor and DEERFIELD PRIVATE DESIGN FUND III, L.P., as collateral agent (the “Collateral Agent”) for the ratable benefit of itself and each of the Lenders (as hereinafter defined).

RECITALS

WHEREAS, Deerfield Private Design Fund III, L.P., as lender (“DPDF Lender”) and KP, as Borrower (the “Borrower”), entered into that certain Facility Agreement dated as of June 2, 2014 (as amended prior to the December 17, 2019, the “Existing Facility Agreement”);

WHEREAS, in connection with the Existing Facility Agreement, the Borrower, the other Grantors and Guarantors and the DPDF Lender and any other Lender from time to time party to the Existing Facility Agreement (the “Other Lenders” and together with DPDF Lender, the “Lenders”) are parties to that certain Guaranty and Security Agreement dated as of June 4, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Existing Guaranty and Security Agreement”) pursuant to which, among other things Grantors granted a security interest in the Collateral (as hereinafter defined) to the Lenders to secure the repayment of the Secured Obligations (as hereinafter defined);

WHEREAS, KP has requested, and the Lenders have agreed to amend the Existing Facility Agreement pursuant to that certain December 2019 Exchange Agreement and Amendment to Facility Agreement, Senior Secured Convertible Notes and Warrants dated as of December 17, 2019 and effective as of the Effective Date (the “December 2019 Exchange Amendment”; the Existing Facility Agreement, as amended by the December 2019 Amendment and as may be further amended, supplemented, restated or otherwise modified from time to time, the “Facility Agreement”), among other things, to add Deerfield Specialty Situations Fund, L.P., a Delaware limited partnership (“DSS”), and Delaware Street Capital Master Fund, L.P. (“DSCM”; DSCM, DSS, DPDF Lender and the other financial institutions from time to time party to the Facility Agreement, collectively, the “Lenders” and individually each a “Lender”), as Lenders under the Facility Agreement and the Existing Guaranty and Security Agreement;

WHEREAS, KP, the other Grantors and each of the Lenders have agreed to amend and restate the Existing Guaranty and Security Agreement, among other things, to designate Deerfield Private Design Fund III, L.P., as collateral agent for the ratable benefit of itself and each of the Lenders and to grant and continue to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations.

NOW, THEREFORE, in consideration for the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Facility Agreement and used herein shall have the meanings given to them in the Facility Agreement, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper.

1.2 When used herein the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Borrower Obligations” means all Obligations of KP.

“Collateral” means any and all property or other assets, now existing or hereafter acquired or created, real or personal, tangible or intangible, wherever located, and whether owned by, consigned to, or held by, or under the care, custody or control of Grantors (or any of them), including:

(a) money, cash, and cash equivalents;

(b) Accounts and all of each Grantor’s rights and benefits under the Accounts, including, but not limited to, each Grantor’s right to receive payment in full of the obligations owing to such Grantor thereunder, whether now or hereafter existing, together with any and all guarantees, other Supporting Obligations and/or security therefore, as well as all of Grantors’ Books and Records relating thereto;

(c) Deposit Accounts, other bank and deposit accounts (including any bank accounts maintained by Grantors (or any of them) or any of their Subsidiaries), and all sums on deposit in any of them, and any items in such accounts;

(d) Investment Property;

(e) Inventory, Equipment, Fixtures, and other Goods;

(f) Chattel Paper, Documents, and Instruments;

(g) letters of credit and Letter of Credit Rights;

(h) Supporting Obligations;

(i) Commercial Tort Claims and all other Identified Claims;

(j) Books and Records;

(k) real property interests, Leases and leasehold estates in real property of each Grantor, as lessee;

(l) General Intangibles (including all Intellectual Property, Claims, Payment Intangibles, contract rights, choses in action, and Software);

(m) all of each Grantor’s other interests in property of every kind and description, and the products, profits, rents of, dividends or distributions on, or accessions to such property; and

(n) all Proceeds (including insurance claims and insurance proceeds) of any of the foregoing, regardless of whether the Collateral, or any of it, is property as to which the UCC provides the perfection of a security interest, and all rights and remedies applicable to such property.

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. Notwithstanding the foregoing, “Collateral” shall not include Excluded Property.

“Control Agreement” means an agreement among a Grantor or any of its Domestic Subsidiaries, Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of such Grantor or such Subsidiary, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of such Grantor or such Domestic Subsidiary, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by such Grantor or such Subsidiary, or (iv) a bank with respect to a Deposit Account, whereby, among other things, the issuer, securities intermediary or futures commission merchant, or bank limits any Lien that it may have in the applicable financial assets or Deposit Account in a manner reasonably satisfactory to Lenders, acknowledges the Lien of Lenders on such financial assets or Deposit Account, and agrees to follow the instructions or entitlement orders of Collateral Agent without further consent by such Grantor or such Domestic Subsidiary.

“Dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiaries” means any Person organized pursuant to the laws of any state in the United States of America of which more than a majority of the equity interests are owned directly or indirectly by KP.

“Excluded Property” means, collectively, (a) any permit, license or agreement entered into by any Grantor (i) to the extent that any such permit, license or agreement or any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law, (ii) which would be abandoned, invalidated or unenforceable as a result of the creation of a Lien in favor of the Lenders or (iii) to the extent that the creation of a Lien in favor of the Lenders would result in a breach or termination pursuant to the terms of or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity), (b) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Facility Agreement if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than a Grantor and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property, and (c) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Facility Agreement” has the meaning set forth in the recitals of this Agreement.

“Grantor” has the meaning set forth in the preamble of this Agreement.

“Guarantor Obligations” means, collectively, with respect to each Guarantor, all Borrower Obligations and all obligations and liabilities of each Grantor to any of the Lenders under this Agreement.

“Guarantors” means the collective reference to Grantors, other than KP, and “Guarantor” means any of them.

“Identified Claims” means the Commercial Tort Claims described on Schedule 7 as such schedule shall be supplemented from time to time in accordance with the terms and conditions of this Agreement.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement.

“Paid in Full” means (a) all Secured Obligations (other than contingent claims for indemnification or reimbursement not then asserted) have been indefeasibly repaid in full in cash and have been fully performed, (b) all other Obligations (other than contingent claims for indemnification or reimbursement not then asserted) under the Facility Agreement and the other Transaction Documents have been completely discharged, (c) all commitments of Lenders, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired and (d) each Lender has been released by each Borrower and each Grantor of all claims against each such Lender.

“Pledged Equity” means the equity interests listed on Schedule 1, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Notes” means all promissory notes listed on Schedule 1, all intercompany notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Obligations” means, collectively, the Borrower Obligations and Guarantor Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the Uniform Commercial Code is used to define any term herein or in any Transaction Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern; provided further that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lenders’ Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

SECTION 2 GUARANTY.

2.1 Guaranty.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees the prompt and complete payment and performance by KP of the Borrower Obligations when due (whether at the stated maturity, by acceleration or otherwise).

(b) The guaranty contained in this Section 2 is a guaranty of payment and shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(c) No payment made by KP, any of the Guarantors, any other guarantor or any other Person or received or collected by any Lender from KP, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which Guarantor shall, notwithstanding any such payment (other than any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations until the Secured Obligations are Paid in Full.

2.2 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Lenders, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Lender against KP or any other Guarantor or any collateral security or guaranty or right of offset held by the Collateral Agent or any other Lender for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from KP or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent for distribution to the applicable Lenders in the exact form received by such Guarantor (duly indorsed by such Guarantor to Lenders, if required), to be applied against the Secured Obligations, whether matured or unmatured, in a manner consistent with the provisions of the Facility Agreement.

2.3 Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by any Lender may be rescinded by such Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Collateral Agent or any other Lender, and the Facility Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Lenders may deem advisable from time to time. The Collateral Agent shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

The Required Lenders may, from time to time, in its reasonable discretion and without notice to the Guarantors (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any personal property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any personal property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such personal property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not the Collateral Agent shall have resorted to any personal property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.4 Waivers. To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by any Lender upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2. The Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between KP and any of the Guarantors, on the one hand, and the Collateral Agent and the other Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. To the extent permitted by applicable law, each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon IPI or any of the Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

2.5 Payments. Each Guarantor hereby guaranties that payments hereunder will be paid without set-off or counterclaim in Dollars at the office of Lenders specified in the Facility Agreement.

SECTION 3 GRANT OF SECURITY INTEREST.

3.1 Grant. Each Grantor hereby assigns and transfers to Collateral Agent for the retable benefit of the Lenders, and hereby grants to Collateral Agent for the ratable benefit of itself and each of the Lenders and (to the extent provided herein) their respective Affiliates, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property.

SECTION 4 REPRESENTATIONS AND WARRANTIES.

Each Grantor jointly and severally hereby represents and warrants to the Collateral Agent, for the benefit of the Lenders that:

4.1 Title; No Other Liens. Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens of others. As of the Effective Date, no effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens.

4.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent for the benefit of the Lenders as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof and in accordance with the terms of the Facility Agreement and (b) shall be prior to all other Liens on the Collateral except for Permitted Liens which have priority by operation of law or permitted pursuant to the Facility Agreement upon (i) in the case of all pledged certificated stock, Pledged Notes, Pledged Equity and other pledged Investment Property, the delivery thereof to the Collateral Agent of such pledged certificated stock, Pledged Notes, Pledged Equity and other pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Collateral Agent or in blank, (ii) in the case of all pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such Investment Property and (iii) in the case of all other instruments and tangible chattel paper that are not pledged certificated stock, Pledged Notes, Pledged Equity and other pledged Investment Property, the delivery thereof to the Collateral Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary to perfect the Lien granted hereunder on the Collateral have been duly taken. As of the date hereof, the filings and other actions specified on Schedule 2 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.3 Grantor Information. On the date hereof, Schedule 3 sets forth (a) each Grantor’s and each Guarantor’s jurisdiction of organization, (b) the location of each Grantor’s and each Guarantor’s chief executive office, (c) each Grantor’s and each Guarantor’s exact legal name as it appears on its organizational documents and (d) each Grantor’s organizational identification number (to the extent a Grantor or Guarantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4 Collateral Locations. On the date hereof, Schedule 4 sets forth (a) each place of business of each Grantor and each Guarantor (including its chief executive office), (b) all locations where all Inventory and Equipment with a book value in excess of $25,000 owned by each Grantor is kept (other than Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement) and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). On the Effective Date, no Collateral (other than Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement) with a book value greater than $25,000 is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5 Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other personal property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for motor vehicles owned by the Grantors and used by employees of the Grantors in the ordinary course of business with an aggregate fair market value of less than $25,000 (in the aggregate for all Grantors).

4.6 Investment Property.

(a) The Pledged Equity pledged by each Grantor hereunder constitutes all the issued and outstanding equity interests of each Issuer owned by such Grantor.

(b) All of the Pledged Equity has been duly and validly issued and, in the case of shares of capital stock and membership interests, is fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

4.7 As of the date hereof, Schedule 1 lists all Investment Property owned by each Grantor with a value greater than $25,000. Each Grantor is the record and beneficial owner of, and has good and valid title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

4.8 Receivables.

(a) No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to Lenders.

(b) No obligor on any Receivable is a Governmental Authority.

(c) The amounts represented by such Grantor to Lenders from time to time as owing to such Grantor in respect of the Receivables will at all such times be accurate in all material respects.

4.9 Intellectual Property. Schedule 5 lists all Intellectual Property that is registered or is the subject of an application to register and owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 5 and except for non-exclusive licenses of software and other Intellectual Property acquired in the ordinary course of business, none of the Intellectual Property of any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

4.10 Depositary and Other Accounts. Schedule 6 lists all banks and other financial institutions at which any Grantor maintains deposit or other accounts as of the Effective Date and such Schedule 6 correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

4.11 Facility Agreement. After the Effective Date, each subsequent Grantor and each subsequent Guarantor makes each of the representations and warranties made by KP in Section 3.1 of the Facility Agreement to the extent applicable to it on the date such Grantor or Guarantor becomes a party hereto (which representations and warranties shall be deemed to be renewed upon each borrowing under the Facility Agreement). Such representations and warranties shall be incorporated herein by this reference as if fully set forth herein.

SECTION 5 COVENANTS.

Each Grantor covenants and agrees with the Collateral Agent and the other Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $10,000 individually or $25,000 in the aggregate for all Grantors shall be or become evidenced by any Instrument, certificated security or Chattel Paper, such Instrument, certificated security or Chattel Paper shall (unless the Collateral Agent has agreed in writing that such delivery will not be required) be promptly (and, in any event, within five (5) Business Days) delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall (unless the Collateral Agent has agreed in writing that such control will not be required) cause the Collateral Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Collateral Agent, any Instrument, certificated security or Chattel Paper not theretofore delivered to Lenders and at such time being held by any Grantor shall be promptly (and, in any event, within five (5) Business Days) delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause the Collateral Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2, and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Collateral Agent and the other Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent or such Lender may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property and any other relevant Collateral, taking any such requested actions necessary to enable the Collateral Agent for the benefit of the Lenders to obtain “control” (within the meaning of the applicable UCC) with respect to such Investment Property or Collateral to the extent required to be pledged hereunder; and (iii) if requested by the Collateral Agent, delivering, to the extent permitted by law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other Governmental Authority after information reflecting the Collateral Agent’s or any other Lender’s security interest has been recorded in such motor vehicles to the extent required to be pledged thereunder.

5.3 Changes in Locations, Name, etc. Such Grantor shall not, except upon 10 Business Days’ prior written notice to the Collateral Agent (or such lesser notice as the Collateral Agent may agree in its sole discretion) and delivery to the Collateral Agent of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment with a book value in excess of $25,000 shall be kept (other than Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement):

(i) permit any of the Inventory or Equipment with a book value greater than $25,000 in the aggregate to be kept at a location other than those listed on Schedule 4, other than the Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement;

(ii) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name, identity or corporate structure.

5.4 Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent for the ratable benefit of itself and each of the Lenders, hold the same in trust for the Collateral Agent and the other Lenders and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to Collateral Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guarantied, to be held by Collateral Agent for the ratable benefit of itself and each of the Lenders, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent for the ratable benefit of itself and each of the Lenders to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Collateral Agent for the ratable benefit of itself and each of the Lenders, be delivered to the Collateral Agent to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent for the ratable benefit of itself and each of the Lenders, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Facility Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Facility Agreement) other than, with respect to Investment Property not constituting Pledged Equity or Pledged Notes, any such action which is not prohibited by the Facility Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor, the Collateral Agent or the other Lenders to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, any such action which is not prohibited by the Facility Agreement.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) of this Agreement with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 of this Agreement shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of this Agreement regarding the Investment Property issued by it.

5.6 Receivables.

(a) Other than in the ordinary course of business consistent with its past practice or with respect to amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would reasonably be expected to adversely affect the value thereof in any material respect.

(b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables for all Grantors.

5.7 Intellectual Property. Except as expressly permitted by the Facility Agreement,

(a) Such Grantor (either itself or through licensees) will (i) continue to use each trademark (owned by such Grantor) material to its business, in order to maintain such trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark, (iii) use such trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such trademark unless the Collateral Agent for the ratable benefit of itself and each of the Lenders shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such trademark becomes invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each copyright owned by such Grantor material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such copyrights may become invalidated or otherwise impaired, and (iii) will not (either itself or through licensees) do any act whereby any material portion of such copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not knowingly do any act that uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same would reasonably be expected to have a Material Adverse Effect.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall promptly report such filing to the Collateral Agent. Upon the request of Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any copyright, patent or trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

(h) In the event that any Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8 Depositary and Other Deposit Accounts. No Grantor shall open any depositary or other deposit accounts unless such Grantor shall have given to the Collateral Agent ten (10) calendar days’ prior written notice (or such lesser notice as the Collateral Agent may agree in its sole discretion) of its intention to open any such new deposit accounts.

5.9 Other Matters.

(a) Each Grantor authorizes the Collateral Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, and each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Any such financing statement, continuation statement or amendment may be signed by Collateral Agent on behalf of any Grantor and may be filed at any time in any jurisdiction.

(b) Each Grantor shall, at any time and from time and to time, take such steps as Collateral Agent may reasonably request for the Collateral Agent to insure the continued perfection and priority of the security interest of the Collateral Agent for the ratable benefit of itself and each of the Lenders in any of the Collateral and of the preservation of its rights therein.

(c) If any Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) in excess of $25,000, such Grantor shall promptly notify the Collateral Agent thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Collateral Agent, such Grantor shall be deemed to thereby grant to the Collateral Agent for the ratable benefit of itself and each of the Lenders (and such Grantor hereby grants to the Collateral Agent for the ratable benefit of itself and each of the Lenders) a Lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

5.10 Facility Agreement. Each of the Grantors covenants that it will, and, if necessary, will cause or enable KP to, fully comply with each of the covenants and other agreements set forth in the Facility Agreement.

5.11 Insurance. Grantors shall:

(a) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be reasonably satisfactory to the Collateral Agent. Original (or certified) copies of certificates of insurance have been or shall be, within thirty (30) days following the date of this Agreement (or such longer period as the Collateral Agent may agree in its reasonable discretion), delivered to the Collateral Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to the Collateral Agent, showing loss under such insurance policies payable to the Collateral Agent for the ratable benefit of itself and each of the Lenders. Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that the insurance company shall give Collateral Agent at least ten (10) days written notice before any such policy of insurance is canceled for non-payment of premium and that no act, whether willful or negligent, or default of Grantors or any other Person shall affect the right of the Collateral Agent and the other Lenders to recover under such policy of insurance in case of loss or damage. In addition, Grantors shall cause to be executed and delivered to the Collateral Agent an assignment of proceeds of their business interruption insurance policies. Grantors hereby directs all insurers under all policies of insurance required under this Section 5.11 to pay all proceeds payable thereunder directly to the Collateral Agent for the benefit of the Lenders.

(b) Maintain, at their expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Grantors with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Lenders and original (or certified) copies of certificates of insurance have been or shall be, within thirty (30) days after the date of this Agreement (or such longer period as the Collateral Agent may agree in its reasonable discretion), delivered to the Collateral Agent, together with evidence of payment of all premiums therefor; each such policy shall include an endorsement showing the Collateral Agent, for the ratable benefit of itself and each of the Lenders, as additional insured thereunder and providing that the insurance company shall give the Collateral Agent at least ten (10) days written notice before any such policy shall be canceled for non-payment of premium.

5.12 Lenders May Purchase Insurance. If Grantors at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above under Section 5.11 (and provide evidence thereof to the Collateral Agent promptly following receipt of written request therefor from the Collateral Agent) or to pay any premium relating thereto, then the Collateral Agent, for the ratable benefit of itself and each of the Lenders, without waiving or releasing any obligation or default by Grantors hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as the Collateral Agent deems advisable upon notice to Grantors. Such insurance, if obtained by the Collateral Agent, may, but need not, protect Grantors’ interests or pay any claim made by or against Grantors with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Grantors may be able to obtain on its own and may be cancelled only upon Grantors providing evidence that it has obtained the insurance as required above. All sums disbursed by the Collateral Agent in connection with any such actions, shall constitute Secured Obligations payable upon demand.

SECTION 6 REMEDIAL PROVISIONS.

6.1 Certain Matters Relating to Receivables.

(a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that they reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, provided that a Release shall not have occurred, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent for the ratable benefit of itself and each of the Lenders if required and upon notice to such Grantor, in a collateral account maintained under the sole dominion and control of the Collateral Agent for the ratable benefit of itself and each of the Lenders subject to withdrawal by Collateral Agent only as provided in Section 6.5, and (ii) until so turned over after such request by the Collateral Agent, shall be held by such Grantor in trust for the Collateral Agent for the benefit of the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

(d) Each Grantor hereby irrevocably authorizes and empowers the Collateral Agent, in the Collateral Agent’s sole discretion, at any time after the occurrence and during the continuance of an Event of Default, following the Collateral Agent’s concurrent notice to such Grantor, to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against the sellers under or with respect to any agreements assigned or collaterally assigned to the Collateral Agent for the benefit of the Lenders and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Secured Obligations in such order as provided in the Facility Agreement. After the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent as their true and lawful attorney in fact for the purpose of enabling the Collateral Agent to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of itself and each of the Lenders and that payments in respect thereof shall be made directly to the Collateral Agent for the ratable benefit of itself and each of the Lenders.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Lender of any payment relating thereto, nor shall the Collateral Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) After the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3 Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Facility Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which would reasonably be expected to materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Facility Agreement, this Agreement or any other Transaction Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of the Collateral Agent’s intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent for the ratable benefit of itself and each of the Lenders shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Collateral Agent may determine in its discretion, (ii) the Collateral Agent for the ratable benefit of itself and each of the Lenders shall have the right to cause any or all of the Investment Property to be registered in the name of the Collateral Agent for the ratable benefit of itself and each of the Lenders or their nominee and (iii) the Collateral Agent or its nominee may exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise (or by written consent) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if they were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but neither the Collateral Agent nor any Lender shall have any duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) After the occurrence and during the continuance of an Event of Default, each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Collateral Agent for the ratable benefit of itself and each of the Lenders.

6.4 Proceeds to be Turned Over to the Collateral Agent. In addition to the rights of the Collateral Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for the Collateral Agent for the ratable benefit of itself and each of the Lenders, segregated from other funds of such Grantor, and shall, upon written request of the Collateral Agent, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent for the ratable benefit of itself and each of the Lenders in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account maintained under its sole dominion and control. All Proceeds, while held by the Collateral Agent in any collateral account (or by such Grantor in trust for the Collateral Agent for the ratable benefit of itself and each of the Lenders) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. The Collateral Agent may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations, as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Transaction Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Transaction Document or any of the Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Transaction Document on behalf of any Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

SECOND, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Lenders pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution);

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent and the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than defense of payment), advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of any Lender hereunder, to the payment in whole or in part of the Secured Obligations, in such order as the

Collateral Agent may determine in its sole discretion, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such sale or other disposition.

6.7 Registration Rights.

(a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use its commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Facility Agreement.

6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 7 MISCELLANEOUS.

7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.6 of the Facility Agreement.

7.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be addressed to such party and effected in the manner provided for in Section 6.1 of the Facility Agreement and each Grantor hereby appoints Borrowers as its agent to receive notices hereunder.

7.3 Indemnification by Grantors.

(a) Each Grantor and each Guarantor shall, at all times, jointly and severally indemnify and hold the Collateral Agent and each other Lender harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable and documented out-of-pocket attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties, or other reasonable and documented out-of-pocket expenses arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, which an Indemnified Person may incur or to which an Indemnified Person may become subject but (each, a “Loss”). The Indemnity shall not apply (i) to the extent that a court or arbitral tribunal of competent jurisdiction issues a final judgment that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person or (ii) to Losses that do not involve an act or omission by such Grantor, Guarantor or any of its Affiliates and that is brought by an Indemnified Person against any other Indemnified Person or (iii) in relation to any settlement effected by any Indemnified Person without the Borrower’s consent. The Indemnity is independent of and in addition to any other agreement of Grantors and Guarantors under any Transaction Document to pay any amount to the Collateral Agent or any Lender, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. For the avoidance on doubt, this Section 7.3 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) Promptly after receipt by an Indemnified Person under this Section 7.3 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Loss in respect thereof is to be made against the indemnifying person under this Section 7.3, deliver to Grantors and Guarantors a written notice of the commencement thereof, and Borrower shall have the right to participate in, and, to the extent Grantors and Guarantors so desires, to assume control of the defense thereof with counsel mutually satisfactory to Grantors and Guarantors and the Indemnified Person, as the case may be.

(c) An Indemnified Person shall have the right to retain its own counsel with the reasonable and documented out-of-pocket fees and expenses to be paid by the indemnifying person, if, in the reasonable opinion of counsel for the Indemnified Person, the representation by such counsel of the Indemnified Person and Grantors and Guarantors would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. Grantors and Guarantors shall pay for only one separate legal counsel for the Indemnified Persons. The failure of an Indemnified Person to deliver written notice to the Grantors and Guarantors within a reasonable time of the commencement of any such action shall not relieve the Grantors and Guarantors of any liability to the Indemnified person under this Section 7.3, except to the extent that Grantors and Guarantors are actually prejudiced in its ability to defend such action. The indemnification required by this Section 7.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(d) The Grantors and Guarantors will not be liable under the Transaction Documents for any amount paid by an Indemnified Person to settle any claims or actions if the settlement is entered into without their consent (which consent shall not be unreasonably withheld, delayed or conditioned), provided that this section 7.3 shall not apply to those settlements where the Grantors and Guarantors were offered the ability to assume the defense of the action that directly and specifically related to the subject matter of such settlement and elected not to assume such defense.

(e) TO THE EXTENT PERMITTED BY LAW, NO PARTY HERETO SHALL ASSERT, AND EACH PARTY HERETO HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNIFYING PARTY HEREUNDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGE (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.4 Enforcement Expenses.

(a) Each Grantor and each Guarantor agrees, on a joint and several basis, to pay or reimburse on demand the Collateral Agent for all reasonable and documented out-of-pocket documented costs and expenses incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents.

(b) Each Grantor and each Guarantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The agreements in this Section 7.4 shall survive repayment of all (and shall be) Secured Obligations (and all commitments of Lenders, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral and termination of this Agreement.

7.5 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

7.6 Nature of Remedies. All Secured Obligations of each Grantor and rights of the Collateral Agent or any Lender expressed herein or in any other Transaction Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7.7 Counterparts; Effectiveness. This Agreement may be executed in several counterparts and by each Party by facsimile or other electronic transmission (including by email with an attached digital representation of a signature page hereto) on separate counterparts, each of which and any facsimile or other electronic copies thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.8 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

7.9 Entire Agreement. This Agreement, the other Transaction Documents and the Equity Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party. If any provision contained in this Agreement conflicts with the provisions of the Facility Agreement, then with regard to such conflicting provisions, the Facility Agreement shall govern and control.

7.10 Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns except that Grantors and Guarantors may not assign their rights or obligations hereunder without the written consent of the Collateral Agent and any such purported assignment without such written consent shall be void.

7.11 Applicable Law.

(a) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

7.12 Set-off. If any amount payable hereunder is not paid as and when due, each Grantor hereby authorizes the Lenders to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of such Grantor to the full extent of all amounts payable to the Lenders.

7.13 Acknowledgements. Each Grantor and each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

(b) Neither the Collateral Agent nor any Lender has any fiduciary relationship with or duty to any Grantor or Guarantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Grantors and Guarantors, on the one hand, and the Collateral Agent and/or any Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors, Guarantors, the Collateral Agent and the Lenders.

7.14 Additional Grantors. Each Person, upon its becoming a Subsidiary of a Grantor shall guaranty the Borrower Obligations and grant to the Collateral Agent for the ratable benefit of itself and each of the Lenders a security interest in the personal property of such Person to secure the Borrower Obligations. Such Person shall become a party to this Agreement and become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a joinder agreement in the form of Annex I hereto.

7.15 Releases.

(a) At such time as the Secured Obligations have been Paid in Full, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all guarantees and obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense (to the extent reasonable, documented and out-of-pocket) of any Grantor following any such termination, the Collateral Agent shall promptly deliver to the Grantors any Collateral held by the Collateral hereunder, and execute and deliver to the Grantors such documents (including authorization to file UCC termination statements) as the Grantors shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Facility Agreement, then the Collateral Agent, at the request and sole expense (to the extent reasonable, documented and out-of-pocket) of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense (to the extent reasonable, documented and out-of-pocket) of KP, a Grantor shall be released from its obligations hereunder in the event that all the equity interests of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Facility Agreement; provided that KP shall have delivered to the Collateral Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale, transaction or other disposition in reasonable detail, including the price thereof and estimated expenses in connection therewith, together with a certification by KP stating that such transaction is in compliance with the Facility Agreement and the other Transaction Documents.

7.16 Obligations and Liens Absolute and Unconditional. Each Grantor and each Guarantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Transaction Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor, Guarantor or any other Person against any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor or Guarantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor or Guarantor, the Collateral Agent and each Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or Guarantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor or Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lenders against any Grantor or Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7.17 Reinstatement. In the event that any payment in respect of the Secured Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.18 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact and proxy of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and after providing notice to the applicable Grantor to the extent required hereunder, with full authority and power of substitution either in the Collateral Agent’s name or in the name of such Grantor to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) upon three (3) Business Days’ prior written notice to such Grantor, to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, or willful misconduct.

THIS POWER AND PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL THE DATE ON WHICH ALL OF THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL. THIS POWER AND PROXY SHALL BE EFFECTIVE AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE INVESTMENT PROPERTY OR ANY OFFICER OR AGENT THEREOF). Each Grantor ratifies all actions taken by Collateral Agent pursuant to this power and proxy granted. All prior proxies granted by any Grantor with respect to the subject matter hereof are hereby revoked.

7.19 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Guaranty and Security Agreement. All obligations and security interests granted under the Existing Guaranty and Security Agreement are hereby renewed and continued and hereafter will be governed by this Agreement. The execution and delivery of this Agreement is not intended to constitute a novation of any of the liens, security interests or other obligations evidenced or created by the Existing Guaranty and Security Agreement. As of the date hereof, the terms of the Existing Guaranty and Security Agreement shall be amended, supplemented, modified and restated in their entirety by the term set forth herein and all security interest granted thereunder shall be deemed to be obligations outstanding and security interests granted under this Agreement without any further action by any Person.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS AND GUARANTORS:	KEMPHARM, INC., an Iowa corporation

	By:	/s/ R. LaDuane Clifton
	Name:	R. LaDuane Clifton
	Title:	Chief Financial Officer

COLLATERAL AGENT:	DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt., L.P., General Partner

By: J.E. Flynn Capital LLC, General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

[Signature Page To Amended And Restated Guaranty And Security Agreement]

SCHEDULE 1

INVESTMENT PROPERTY

[*****]

SCHEDULE 2

FILINGS AND PERFECTION

[*****]

SCHEDULE 3

GRANTOR INFORMATION

[*****]

SCHEDULE 4

A.	COLLATERAL LOCATIONS

[*****]

B.	COLLATERAL IN POSSESSION OF LESSOR, BAILEE, CONSIGNEE OR WAREHOUSEMAN

[*****]

SCHEDULE 5

INTELLECTUAL PROPERTY

Patents and Patent Licenses

[*****]

Trademarks and Trademark Licenses

[*****]

Copyrights

[*****]

SCHEDULE 6

[*****]

SCHEDULE 7

COMMERCIAL TORT CLAIMS

[*****]

ANNEX I

FORM OF JOINDER TO AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [________], 20[__] is executed by the undersigned for the benefit of ____________________, as lenders (the “Lenders”) in connection with that certain Amended and Restated Guaranty and Security Agreement dated as of December 18, 2019 among the Grantors party thereto and the Collateral Agent for the ratable benefit of itself and each of the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Security Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 7.16 of the Guaranty and Security Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each such Person hereby agrees as follows:

1. Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guaranty and Security Agreement and agrees that such person or entity is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guaranty and Security Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to the Collateral Agent for the ratable benefit of itself and each of the Lenders and (to the extent provided therein) their respective Affiliates, a security interest in all of its right, title and interest in and to the Collateral (other than Excluded Property) owned thereby to secure the Secured Obligations.

2. Schedules 1, 2, 3, 4, 5, 6 and 7 of the Guaranty and Security Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6 and 7 respectively, hereof. Each such Person hereby makes to the Collateral Agent and each of the Lenders the representations and warranties set forth in the Guaranty and Security Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier) as of the date hereof after giving effect to such amendment to such Schedules (except to the extent stated to relate to a specific earlier date).

3. In furtherance of its obligations under Section 5.2 of the Guaranty and Security Agreement, each such Person agrees to deliver to the Collateral Agent appropriately complete UCC financing statements naming such person or entity as debtor and the Collateral Agent as secured party, and describing its Collateral and such other documentation as the Collateral Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Security Agreement, as modified hereby. Each such Person acknowledges the authorizations given to the Collateral Agent under the Section 5.9 of the Guaranty and Security Agreement and otherwise.

4. Each such Person’s address for notices under the Guaranty and Security Agreement shall be the address of the Borrower set forth in the Facility Agreement and each such Person hereby appoints the Company as its agent to receive notices hereunder.

5. The Collateral Agent acknowledge that upon the effectiveness of this Agreement, the undersigned shall have the rights of a Grantor and Guarantor under the Guaranty and Security Agreement.

6. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Security Agreement and shall be governed by all the terms and provisions of the Guaranty and Security Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of the Collateral Agent’s acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to the Collateral Agent.

[add signature block for each new Grantor]

Acknowledged and agreed to as of the year and date first written above:

COLLATERAL AGENT:

By:
Name:
Title:

2